Press Release	Exhibit 99(i)
From
J. W. Mays, Inc.
Publicity Department 9 Bond Street Brooklyn, NY 11201 718 624 7400

J. W. MAYS, INC.
REPORTS ON OPERATIONS
FOR THREE AND SIX MONTHS ENDED JANUARY 31, 2019

J. W. Mays, Inc. today reported its financial results for the three and six months ended January 31, 2019.

Revenues from Operations for the three months ended January 31, 2019 amounted to $5,139,367 compared to revenues of $4,791,735 in the comparable 2018 three-month period, while revenues from Operations for the six months ended January 31, 2019 were $10,135,951 compared to revenues of $9,576,761 in the comparable 2018 six-month period.

Net income from Operations for the three months ended January 31, 2019 was $293,960, or $.15 per share, compared to net income from Operations of $2,453,929, or $1.21 per share, in the comparable 2018 three-month period.

Net income from Operations for the six months ended January 31, 2019 was $214,766, or $.11 per share, compared to net income from Operations of $2,849,324, or $1.41 per share, in the comparable 2018 six-month period.

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Dated: March 6, 2019